Exhibit 99.1

Encore Capital Group Announces Third Quarter 2016 Financial Results

•	Deployments of $206 million worldwide included $142 million in the U.S.

•	Encore’s share of portfolio allowance charge was $37 million after tax
SAN DIEGO, November 9, 2016 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the third quarter ended September 30, 2016.
“The U.S. market for charged off receivables continues to improve as stronger supply and lower prices contribute to increasingly favorable returns,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Pricing leverage is shifting from sellers to buyers as supply increases and debt purchasers continue to demonstrate pricing discipline. We believe the better pricing environment, combined with benefits we’re seeing from our consumer-centric liquidation programs, will continue to drive higher returns in the U.S.”
“This quarter certain European pool groups incurred an allowance charge as near-term collections are now forecasted to be collected in later years.  Encore’s portion of this non-cash charge was $37 million after taxes. With the comprehensive review of all of our European pool groups completed, we are highly confident in our estimated remaining collections and the accounting curves that support them.”
Key Financial Metrics for the Third Quarter of 2016:

•	Investment in receivable portfolios was $206 million, including $142 million in the U.S., compared to $187 million deployed overall in the same period a year ago.

•	Gross collections declined 4% to $407 million, compared to $422 million in the same period of the prior year.

•
Total revenues were $179 million, compared to $279 million in the third quarter of 2015, with the difference primarily driven by a $94 million gross consolidated portfolio allowance charge, of which $43 million represents Encore’s share after adjusting for noncontrolling interest, or $37 million after tax.

•
Total operating expenses decreased 19% to $201 million, compared to $248 million in the same period of the prior year, primarily reflecting the benefits of strategic cost management programs and the impact of the CFPB settlement in the third quarter of 2015. Adjusted operating expenses increased 1% to $167 million, compared to $165 million in the same period of the prior year.

•
Adjusted operating expenses per dollar collected for the portfolio purchasing and recovery business, also known as cost-to-collect, was 41.1%, compared to 39.2% in the same period of the prior year. The increase reflected the impact of an $11.3 million adjustment to Cabot’s deferred court costs, of which $4.9 million represents Encore’s share after adjusting for noncontrolling interest, or $4.0 million after tax.

•	Adjusted EBITDA decreased 7% to $245 million, compared to $264 million in the same period a year ago, reflecting the adjustment to deferred court costs.

•	Total interest expense increased to $48.6 million, as compared to $47.8 million in the same period of the prior year, reflecting the financing of recent acquisitions and portfolio purchases.

•
GAAP loss from continuing operations attributable to Encore was $1.5 million, or $0.06 per fully diluted share, as compared to a loss of $13.2 million, or $0.52 per fully diluted share in the same period a year ago, reflecting the allowance charges for certain European pool groups in the third quarter of 2016 and the impact of the CFPB settlement in the third quarter of 2015.

Encore Capital Group, Inc.

•
Adjusted income from continuing operations attributable to Encore was $3.6 million, compared to $32.2 million in the third quarter of 2015, with the decline mainly attributed to the portfolio allowance charges for certain European pool groups.

•
Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) was $0.14, compared to $1.25 in the same period of the prior year. In the third quarter of 2016, Economic EPS was not adjusted for shares associated with Encore’s convertible notes. In calculating Economic EPS for the third quarter of 2015, 0.8 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count were excluded for accounting purposes.

•	Estimated Remaining Collections (ERC) increased 1% to $5.73 billion, compared to $5.65 billion at September 30, 2015.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $176 million as of September 30, 2016, and total debt on a consolidated basis was $2.8 billion.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 9, 2016, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, presenting and discussing the reported results.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 8533103. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar in calculation to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to

Encore Capital Group, Inc.

similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks, credit unions and utility providers.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$157,672	$123,993
Investment in receivable portfolios, net	2,397,831	2,440,669
Property and equipment, net	66,703	72,546
Deferred court costs, net	57,089	75,239
Other assets	206,403	148,762
Goodwill	819,785	924,847
Assets associated with discontinued operations	—	388,763
Total assets	$3,705,483	$4,174,819
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$217,242	$290,608
Debt	2,848,443	2,944,063
Other liabilities	27,718	59,226
Liabilities associated with discontinued operations	—	232,434
Total liabilities	3,093,403	3,526,331
Commitments and contingencies
Redeemable noncontrolling interest	33,755	38,624
Redeemable equity component of convertible senior notes	3,798	6,126
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,532 shares and 25,288 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	255	253
Additional paid-in capital	83,521	110,533
Accumulated earnings	597,247	543,489
Accumulated other comprehensive loss	(103,320)	(57,822)
Total Encore Capital Group, Inc. stockholders’ equity	577,703	596,453
Noncontrolling interest	(3,176)	7,285
Total equity	574,527	603,738
Total liabilities, redeemable equity and equity	$3,705,483	$4,174,819
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$55,158	$50,483
Investment in receivable portfolios, net	1,038,119	1,197,513
Property and equipment, net	16,859	19,767
Deferred court costs, net	20,836	33,296
Other assets	58,146	31,679
Goodwill	616,859	706,812
Assets associated with discontinued operations	—	92,985
Liabilities
Accounts payable and accrued liabilities	$89,056	$142,375
Debt	1,591,403	1,665,009
Other liabilities	770	839
Liabilities associated with discontinued operations	—	58,923

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues
Revenue from receivable portfolios, net	$159,534	$265,523
Other revenues	19,881	13,391
Total revenues	179,415	278,914
Operating expenses
Salaries and employee benefits	67,783	62,995
Cost of legal collections	56,932	58,760
Other operating expenses	24,131	22,217
Collection agency commissions	8,848	9,381
General and administrative expenses	34,871	86,789
Depreciation and amortization	8,032	8,043
Total operating expenses	200,597	248,185
(Loss) income from operations	(21,182)	30,729
Other (expense) income
Interest expense	(48,632)	(47,816)
Other income (expense)	4,100	(924)
Total other expense	(44,532)	(48,740)
Loss before income taxes	(65,714)	(18,011)
Benefit for income taxes	13,768	6,361
Loss from continuing operations	(51,946)	(11,650)
Income from discontinued operations, net of tax	—	2,286
Net loss	(51,946)	(9,364)
Net loss (income) attributable to noncontrolling interest	50,422	(1,595)
Net loss attributable to Encore Capital Group, Inc. stockholders	$(1,524)	$(10,959)
Amounts attributable to Encore Capital Group, Inc.:
Loss from continuing operations	$(1,524)	$(13,245)
Income from discontinued operations, net of tax	—	2,286
Net loss	$(1,524)	$(10,959)

Earnings (loss) per share attributable to Encore Capital Group, Inc.:

Basic (loss) earnings per share from:
Continuing operations	$(0.06)	$(0.52)
Discontinued operations	$—	$0.09
Net basic loss per share	$(0.06)	$(0.43)
Diluted (loss) earnings per share from:
Continuing operations	$(0.06)	$(0.52)
Discontinued operations	$—	$0.09
Net diluted loss per share	$(0.06)	$(0.43)

Weighted average shares outstanding:
Basic	25,777	25,450
Diluted	25,777	25,450

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net income	$5,494	$45,788
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income taxes	1,352	(5,827)
Depreciation and amortization	26,128	24,058
Non-cash interest expense, net	28,557	25,529
Stock-based compensation expense	9,502	17,259
Gain on derivative instruments, net	(10,885)	—
Deferred income taxes	(46,524)	(257)
Excess tax benefit from stock-based payment arrangements	—	(1,705)
Loss on sale of discontinued operations, net of tax	1,830	—
Provision for (reversal of) allowances on receivable portfolios, net	86,777	(3,958)
Changes in operating assets and liabilities
Deferred court costs and other assets	7,572	(31,347)
Prepaid income tax and income taxes payable	(2,485)	(49,431)
Accounts payable, accrued liabilities and other liabilities	(24,146)	38,364
Net cash provided by operating activities from continuing operations	83,172	58,473
Net cash provided by operating activities from discontinued operations	2,096	4,908
Net cash provided by operating activities	85,268	63,381
Investing activities:
Cash paid for acquisitions, net of cash acquired	(675)	(236,214)
Proceeds from divestiture of business, net of cash divested	106,041	—
Purchases of receivable portfolios, net of put-backs	(712,706)	(549,957)
Collections applied to investment in receivable portfolios, net	507,552	488,174
Purchases of property and equipment	(16,548)	(15,754)
Proceeds from derivative instruments, net	10,038	—
Net cash used in investing activities from continuing operations	(106,298)	(313,751)
Net cash provided by (used in) used in investing activities from discontinued operations	14,685	(41,154)
Net cash used in investing activities	(91,613)	(354,905)
Financing activities:
Payment of loan costs	(3,750)	(7,316)
Proceeds from credit facilities	455,786	911,588
Repayment of credit facilities	(443,968)	(471,610)
Repayment of senior secured notes	(14,343)	(11,250)
Repayment of securitized notes	(935)	(32,324)
Repurchase of common stock	—	(33,185)
Taxes paid related to net share settlement of equity awards	(4,113)	(6,050)
Excess tax benefit from stock-based payment arrangements	—	1,705
Proceeds from other debt	35,080	—
Other, net	(10,070)	(5,703)
Net cash provided by financing activities	13,687	345,855
Net increase in cash and cash equivalents	7,342	54,331
Effect of exchange rate changes on cash	(3,263)	(3,274)
Cash and cash equivalents, beginning of period	153,593	124,163
Cash and cash equivalents, end of period	157,672	175,220
Cash and cash equivalents of discontinued operations, end of period	—	31,825
Cash and cash equivalents of continuing operations, end of period	$157,672	$143,395

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Loss Attributable to Encore, Adjusted EBITDA to GAAP Net Loss, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2016			2015
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net loss from continuing operations attributable to Encore, as reported	$(1,524)	$(0.06)	$(0.06)	$(13,245)	$(0.52)	$(0.52)
Effect of diluted potential shares excluded from loss per share calculation(1)	—	—	—	—	0.01	0.01
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	2,983	0.12	0.12	2,859	0.11	0.11
Acquisition, integration and restructuring related expenses	3,843	0.15	0.15	2,235	0.09	0.09
Settlement fees and related administrative expenses(2)	2,613	0.10	0.10	63,019	2.38	2.45
Amortization of certain acquired intangible assets(3)	529	0.02	0.02	—	—	—
Income tax effect of the adjustments(4)	(3,263)	(0.13)	(0.13)	(22,268)	(0.84)	(0.87)
Adjustments attributable to noncontrolling interest(5)	(1,568)	(0.06)	(0.06)	(418)	(0.02)	(0.02)
Adjusted income from continuing operations attributable to Encore	$3,613	$0.14	$0.14	$32,182	$1.21	$1.25
________________________

(1)
The shares used to calculate GAAP net loss per diluted share - accounting and GAAP net loss per diluted share - economic during the three months ended September 30, 2016 and 2015 exclude dilutive potential common shares because of their anti-dilutive effect.

(2)
Amount represents litigation and government settlement fees and related administrative expenses. For the three and nine months ended September 30, 2016 amounts consist of settlement and administrative fees related to certain TCPA settlements. For the three and nine months ended September 30, 2015, amounts relate to the consent order with the CFPB that we entered into in September 2015. We believe these fees and expenses are not indicative of ongoing operations and adjusting for these fees and expenses makes it easier to compare to prior periods, anticipated future periods, and our competitors’ results.

(3)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially, particularly in recent quarters. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)
Each adjustment may occur in different jurisdictions with different marginal tax rates. The income tax effect of the adjustments is calculated based on the marginal tax rates of the jurisdiction in which a specific adjustment occurred.

(5)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended September 30,
	2016	2015
GAAP net loss, as reported	$(51,946)	$(9,364)
Adjustments:
Income from discontinued operations, net of tax	—	(2,286)
Interest expense	48,632	47,816
Benefit for income taxes	(13,768)	(6,361)
Depreciation and amortization	8,032	8,043
Amount applied to principal on receivable portfolios(1)	247,427	156,229
Stock-based compensation expense	633	5,156
Acquisition, integration and restructuring related expenses	3,843	2,235
Settlement fees and related administrative expenses(2)	2,613	63,019
Adjusted EBITDA	$245,466	$264,487
________________________

(1)
Amount represents collections from receivable portfolios that are not included in consolidated revenues as a result of accounting principles that require the application of such collections to amortize the principal of such receivable portfolios. We adjust for this amount because (a) the method is materially consistent with the calculation method contained in covenants used in our revolving credit and term loan facility and (b) it represents actual cash collections and we believe this measure is a useful indicator of our ability to generate cash collections in excess of operating expenses through the liquidation of our receivable portfolios.

(2)
Amount represents litigation and government settlement fees and related administrative expenses. For the three and nine months ended September 30, 2016 amount consists of settlement and administrative fees related to certain TCPA settlements. For the three and nine months ended September 30, 2015, amount relates to the consent order with the CFPB that we entered into in September 2015. We believe these fees and expenses are not indicative of ongoing operations and adjusting for these fees and expenses makes it easier to compare to prior periods, anticipated future periods, and our competitors’ results. Adjusting for these settlement and administrative fees is materially consistent with the calculation method contained in covenants used in our revolving credit and term loan facility.

	Three Months Ended September 30,
	2016	2015
GAAP total operating expenses, as reported	$200,597	$248,185
Adjustments:
Stock-based compensation expense	(633)	(5,156)
Operating expenses related to non-portfolio purchasing and recovery business(1)	(26,446)	(20,835)
Acquisition, integration and restructuring related expenses	(3,843)	(2,235)
Settlement fees and related administrative expenses(2)	(2,613)	(54,697)
Adjusted operating expenses related to portfolio purchasing and recovery business	$167,062	$165,262
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents litigation and government settlement fees and related administrative expenses. For the three and nine months ended September 30, 2016 amount consists of settlement and administrative fees related to certain TCPA settlements. For the three and nine months ended September 30, 2015, amount relates to the consent order with the CFPB that we entered into in September 2015. We believe these fees and expenses are not indicative of ongoing operations and adjusting for these fees and expenses makes it easier to compare to prior periods, anticipated future periods, and our competitors’ results. Adjusting for these settlement and administrative fees is materially consistent with the calculation method contained in covenants used in our revolving credit and term loan facility.